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                                                                     EXHIBIT 2.1

                           ARTICLES OF INCORPORATION

                                       OF

                       INTERGLOBAL WASTE MANAGEMENT, INC.

                                        I

       The name of this corporation is INTERGLOBAL WASTE MANAGEMENT, INC.

                                       II

The purpose of the corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code.

                                       III

The name and address in the State of California of this corporation's initial
agent for service of process is:    Harold A. Katersky
                                    15165 Ventura Blvd. #425
                                    Sherman Oaks, CA 91403

                                       IV

This corporation is authorized to issue only one class of shares of stock; and the total number of shares which this corporation is authorized to issue is 100,000,000.

                                        V

The liability of the directors of the corporation for monetary damages shall be eliminated to the fullest extent permissible under California law.

                                       VI

The corporation is authorized to indemnify the directors and officers of the corporation to the fullest extent permissible under California Law.

Dated: January 11, 2000

                                        /s/ KELLY-ANN CLARK
                                        ---------------------------------------
                                        Kelly-Ann Clark, Incorporated



                                                                          [SEAL]
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                          CERTIFICATE OF INCORPORATION




                                     C/1-1

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                           [STATE OF CALIFORNIA SEAL]

                               SECRETARY OF STATE


        I, BILL JONES, Secretary of State of the State of California, hereby certify:

        That the attached transcript of 1 page(s) has been compared with the record on file in this office, of which it purports to be a copy, and that it is full, true and correct.

                                    IN WITNESS WHEREOF, I execute this
[STATE OF CALIFORNIA SEAL]          certificate and affix the Great Seal of
                                    the State of California this day of

                                                  JAN 13 2000
                                    -----------------------------------------
                                                /s/ BILL JONES


                                             Secretary of State